Exhibit 10.1

AMENDMENT OF SUBLEASE

THIS AMENDMENT OF SUBLEASE (“Amendment”) is made as of this day of April, 2022 by and between DataRobot, Inc., a Delaware corporation, having an office at 225 Franklin Street, Boston, MA 02110 (“Sublandlord”), and Atea Pharmaceuticals, Inc., a Delaware corporation having an office at 125 Summer Street, Boston, MA 02110 (“Subtenant”).

R E C I T A L S:

A.
Pursuant to Pursuant to an Office Lease Agreement dated as of December 13, 2018 ("Original Lease"), as amended by (i) First Amendment to Lease dated as of June 18, 2019 ("First Amendment"), (ii) Second Amendment to Lease dated as of August 28, 1919 ("Second Amendment"), (iii) Third Amendment to Lease dated as of December 31, 2020 (“Third Amendment") and (iv) Fourth Amendment to Lease dated as of February __, 2022 (“Fourth Amendment”) (collectively, the “Prime Lease”), 225 Franklin Owner (DE) LLC ("Prime Landlord") leased to Sublandlord approximately 127,482 rentable square feet of office space (the "Premises") in the building located at 225 Franklin Street, Boston, Massachusetts (the "Building"); and

B.
Sublandlord and Subtenant entered into a Sublease dated as of July 19, 2021 (the “Existing Sublease”) pursuant to which Subtenant leased from Sublandlord approximately 17,544 rentable square feet of the Premises, which space (the “Sublease Premises”) consists of a portion of the twenty-first floor of the Building, as more particularly described in the Existing Sublease; and

C.
Pursuant to the Fourth Amendment (a copy of which Sublandlord has delivered to Subtenant), Sublandlord and Prime Landlord have extended the expiration date for Sublandlord to submit any requisition packages to the Prime Landlord for the Expansion Premises Allowance so as to expire on August 31, 2022 and modified other terms and conditions contained therein via the Fourth Amendment; and

D.
Sublandlord and Subtenant desire to amend the Existing Sublease to extend the expiration date by which Subtenant may submit any requisition packages for the Subtenant Allowance on the terms and conditions set forth herein. The Existing Sublease as modified by this Amendment hereinafter shall be referred to as the “Sublease.” Any capitalized terms not defined herein shall have the meaning set forth in the Existing Sublease.

NOW, THEREFORE, in consideration of the promises and mutual covenants and conditions hereinafter contained, and incorporating the foregoing recitals herein in their entirety, Sublandlord and Subtenant hereby agree that the Existing Sublease is hereby amended as follows as of the date hereof:

1.
Deadline to Requisition the Subtenant Allowance. The expiration date for Subtenant to submit a requisition package for all or any portion of the Subtenant Allowance as set forth in Article 11 of the Existing Sublease is hereby extended to July 31, 2022. Any portion of the Subtenant Allowance which has not been used or requisitioned by July 31, 2022 shall be deemed forfeited by Subtenant after July 31, 2022. Any requisition by Subtenant shall be submitted to Sublandlord in accordance with the Existing Sublease and shall be subject to the Soft Cost Cap Amount and the oversight and coordination fee of the Prime Landlord per Exhibit- B-1 of the Second Amendment.

2.
Conflicts. In the event of any conflict or inconsistency between the terms and conditions of the Existing Sublease and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall be controlling.

3.
Entire Agreement. The Sublease, as hereby amended, contains the entire agreement between the parties and cannot be changed, modified or amended or any provision waived unless such change, modification, amendment or waiver is in writing and executed by the party against which the enforcement of the change, modification, amendment or waiver is sought.

4.
No Other Modifications. Except as modified by this Amendment, the terms and conditions of the Existing Sublease shall remain unmodified and in full force and effect.

5.
Counterparts; Electronic Signature. This Amendment may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single amendment. This Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party's handwritten signature. If a party signs this Amendment using electronic signature technology, by clicking "SIGN", such party is deemed to have signed this Amendment electronically.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

SUBLANDLORD:

DataRobot, Inc.,

A Delaware Corporation

By: /s/ George Karamanos

Name: George Karamanos

Title: Chief Legal Officer

SUBTENANT:

Atea Pharmaceuticals, Inc.,

A Delaware Corporation

By: /s/ Jean-Pierre Sommadossi

Name: Jean-Pierre Sommadossi

Title: Chairman and CEO